Exhibit 10.1

AMENDMENT NO. 3
TO
EMPLOYMENT AGREEMENT
BY AND BETWEEN
TESSCO TECHNOLOGIES INCORPORATED AND ROBERT B. BARNHILL, JR.

TESSCO TECHNOLOGIES INCORPORATED (the “Company”) and ROBERT B. BARNHILL, JR. (“Executive”) wish to amend the Employment Agreement dated August 31, 2006 (as heretofore amended by Amendment No. 1 and Amendment No. 2 thereto, the “Existing Agreement”) as set forth in this Amendment No. 3. Capitalized terms defined in the Existing Agreement and used in this Amendment No. 3 without further definition have the meanings ascribed to them in the Existing Agreement.

WHEREAS, in view of the Company’s strong financial performance, the Company wishes to secure Executive’s continued services to the Company as President, Chief Executive Officer, and Chairman of the Company for the remainder of the Term provided for under the Existing Agreement (i.e., through the end of the fiscal year 2016), in lieu of Executive’s transitioning to the role of Executive Chairman for fiscal years 2015 and 2016 as currently provided for under the Existing Agreement; and

WHEREAS, Executive is willing to continue serving as President, Chief Executive Officer, and Chairman for the remainder of the Term.

NOW THEREFORE, the Company and Executive agree that the Existing Agreement is hereby amended as follows, effective as of February 26, 2014 (the “Amendment Effective Date”):

1.	The Company and Executive agree that the Regular Term provided for under the Existing Agreement is hereby extended for the remainder of the Term, such that, subject to the terms and conditions otherwise provided for under the Existing Agreement, Executive shall continue to serve as President, Chief Executive Officer and Chairman of the Company for the remainder of the Term (i.e., through the end of the fiscal year 2016), and the two year Transition Period is eliminated. To reflect the foregoing, all references in the Existing Agreement to the “Regular Term” shall hereafter be deemed to refer to the Term (with the effect that the “Regular Term” and the “Term” shall hereafter be coextensive and end at the close of fiscal year 2016), and accordingly all references in the Existing Agreement to the “Transition Period” (or “Transition Term”), and to Executive’s serving as “Executive Chairman” during the Transition Period or to his role or responsibilities and compensation, in such capacity, shall be deemed deleted. Without limiting the generality of the foregoing, the Existing Agreement (including without limitation Recital B thereof) shall be deemed modified as necessary to reflect the stated intent and purposes of this Amendment No. 3.

2.	Except as modified or amended by this Amendment No. 3, the provisions of the Existing Agreement (including the changes effected by Amendment No. 1 and Amendment No. 2) are hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 under seal as of the Amendment Effective Date.

WITNESS/ATTEST:	TESSCO TECHNOLOGIES INCORPORATED

/s/	By:	/s/ Aric M. Spitulnik	(SEAL)
	Name:	Aric Spitulnik
	Title:	Chief Financial Officer and Vice President

EXECUTIVE

/s/	By:	/s/ Robert B. Barnhill, Jr.	(SEAL)
Robert B Barnhill, Jr.